                                                                  EXECUTION COPY
                            SHARE EXCHANGE AGREEMENT

                          DATED AS OF OCTOBER 31, 1996

                                  BY AND AMONG

                          THAXTON INSURANCE GROUP, INC.

                                 SHAREHOLDERS OF
                          THAXTON INSURANCE GROUP, INC.

                                       AND

                             THE THAXTON GROUP, INC.
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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                               EXCHANGE OF SHARES

1.01          Exchange of Shares..............................................1
1.02          Further Assurances..............................................2

                                   ARTICLE II
                               METHOD OF EXCHANGE

2.01          Exchange Value..................................................2
2.02          Manner of Delivery..............................................2

                                   ARTICLE III
                                     CLOSING
 ..............................................................................2

                                   ARTICLE IV
                      DOCUMENTS TO BE DELIVERED AT CLOSING

4.01          Deliveries by Shareholders......................................3
4.02          Deliveries by Thaxton...........................................3

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

5.01          Organization; Good Standing.....................................4
5.02          Corporate Documents; No Conflicts...............................4
5.03          Power; Authority................................................5
5.04          Capitalization; Title...........................................5
5.05          Financial Statements............................................6
5.06          Accounting Matters..............................................6
5.07          Taxes...........................................................7
5.08          Material Adverse Changes........................................8
5.09          Material Events.................................................9
5.10          Condition and Title to Assets................................. 10
5.11          Compliance with Law; Litigation............................... 11
5.12          Employee Plan................................................. 12
5.13          Licenses, Etc................................................. 12
5.14          Investments................................................... 12
5.15          Intellectual Property Rights.................................. 12
5.16          Material Contracts and Obligations............................ 12
5.17          Compliance With Other Instruments............................. 14
5.18          Insurance..................................................... 15
5.19          No Consents Required.......................................... 15
5.20          Customer Lists, Expirations and Renewals;
              Validity of Policies.......................................... 15
5.21          Investment Representations and Warranties..................... 15
5.22          Disclosure.................................................... 16



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                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF THAXTON

 6.01          Organization; Good Standing................................... 16
 6.02          Power; Authority.............................................. 17
 6.03          Conflicting Agreements........................................ 17
 6.04          Thaxton Shares................................................ 17
 6.05          Material Adverse Changes...................................... 17
 6.06          Disclosure.................................................... 17
 6.07          Investment Intent............................................. 18

                                   ARTICLE VII
             COVENANTS OF THE ACQUIRED COMPANY AND THE SHAREHOLDERS

 7.01          Conduct of Business........................................... 18
 7.02          No Dividends on Shares; No Share Transfers.................... 18
 7.03          Governmental Filings.......................................... 19
 7.04          Assistance.................................................... 19
 7.05          Access........................................................ 19
 7.06          Material Agreements........................................... 19
 7.07          Employee Benefit Plans........................................ 19
 7.08          Tax Matters................................................... 19

                                  ARTICLE VIII
                       SHAREHOLDERS' CONDITIONS PRECEDENT

 8.01          Thaxton's Representations, Warranties and
               Covenants..................................................... 20
 8.02          No Actions.................................................... 20
 8.03          Consents and Approvals........................................ 20
 8.04          Inquiries; Investigations..................................... 20
 8.05          Deliveries.................................................... 20
 8.06          Material Adverse Change....................................... 20
 8.07          Capitalization of Thaxton..................................... 20

                                   ARTICLE IX
                              COVENANTS OF THAXTON

 9.01          Governmental Filings.......................................... 21
 9.02          Assistance.................................................... 21

                                    ARTICLE X
                         THAXTON'S CONDITIONS PRECEDENT

 10.01         Shareholders' Representations, Warranties and
               Covenants..................................................... 21
 10.02         No Actions.................................................... 21
 10.03         Consents and Approvals........................................ 21
 10.04         Inquiries; Investigations..................................... 22
 10.05         Material Adverse Change....................................... 22
 10.06         Approval of Acquired Company's Board of
               Directors and Shareholders.................................... 22
 10.07         Deliveries.................................................... 22


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                                   ARTICLE XI
                                   TERMINATION

 11.01         Methods of Termination........................................ 22
 11.02         Effect of Termination......................................... 23

                                   ARTICLE XII
                            SURVIVAL; INDEMNIFICATION

 12.01         Survival...................................................... 23
 12.02         Indemnification............................................... 24
 12.03         Consent to Jurisdiction....................................... 24

                                  ARTICLE XIII
                                     GENERAL

 13.01         Entire Agreement; Modifications............................... 25
 13.02         Binding Effect................................................ 25
 13.03         Public Announcements.......................................... 25
 13.04         Counterparts.................................................. 25
 13.05         Costs and Expenses............................................ 25
 13.06         Notices....................................................... 26
 13.07         Governing Law................................................. 26
 13.08         Severability.................................................. 27
 13.09         Knowledge..................................................... 27


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

                            SHARE EXCHANGE AGREEMENT


         THIS SHARE EXCHANGE AGREEMENT (the "Agreement") dated as of the 31st day of October, 1996 is by and among THAXTON INSURANCE GROUP, INC., a South Carolina corporation (the "Acquired Company"), JAMES D. THAXTON, WILLIAM H. THAXTON and CALVIN L. THAXTON, JR. (each such person being individually referred to herein as a "Shareholder" and collectively as the "Shareholders") and THE THAXTON GROUP, INC., a South Carolina corporation ("Thaxton").

          WHEREAS, the Shareholders are the owners of 300 shares of issued and outstanding common shares of the Acquired Company, par value $1.00 per share, representing 100% of the issued and outstanding common shares of the Acquired Company (the "Acquired Company Shares").

          WHEREAS, the Shareholders are the owners of 408,332 shares of issued and outstanding Series A preferred shares of the Acquired Company, no par value, representing 100% of the issued and outstanding Series A preferred shares of the Acquired Company (the "Series A Preferred Shares").

          WHEREAS, the Acquired Company is engaged in the business of acting as agent and broker in the sale of various types of insurance (collectively, the "Business").

          WHEREAS, Thaxton desires to issue common shares of Thaxton to the Shareholders in exchange for their common shares of the Acquired Company and Series A Preferred Shares, and the Shareholders desire to so exchange their common shares of the Acquired Company for common shares of Thaxton (the "Transactions") in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, as amended, such that following such exchange the Acquired Company shall be a wholly-owned subsidiary of Thaxton.

          NOW THEREFORE, for and in consideration of the premises and mutual promises contained herein and intending to be legally bound, the Acquired Company, the Shareholders and Thaxton hereby agree as follows:

                                    ARTICLE I
                               EXCHANGE OF SHARES

          1.01 Exchange of Shares. Each of the Shareholders hereby agrees to exchange all of his Acquired Company Shares and Series A Preferred Shares on the terms and conditions herein set forth. Thaxton, in reliance upon the representations and warranties of the Shareholders and the covenants of the Shareholders and the Acquired Company contained herein and subject to the terms and conditions of this Agreement, hereby agrees to exchange its common shares for Acquired Company Shares and Series A Preferred Shares in the manner provided in Article II hereof.







          1.02 Further Assurances. Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Transactions.

                                   ARTICLE II
                               METHOD OF EXCHANGE

          2.01 Exchange Value. In exchange for the Acquired Company Shares and the Series A Preferred Shares, Thaxton shall issue to the Shareholders an aggregate of Three Hundred Thousand (300,000) common shares of Thaxton, par value $0.01 per share, (the "Thaxton Shares") and deliver such shares in the manner provided in Section 2.02. Each of the Shareholders is exchanging 100 Acquired Company Shares and the number of Series A Preferred Shares referenced on Exhibit A attached hereto, and shall, in accordance with this Article II, be issued in exchange One Hundred Thousand (100,000) Thaxton Shares.

          2.02  Manner of Delivery.

                  (a) On the Closing Date (as hereinafter defined), Thaxton shall cause to be issued to each of the Shareholders One Hundred Thousand (100,000) properly issued, authorized, executed and countersigned Thaxton Shares.

                  (b) On the Closing Date, each Shareholder shall surrender to Thaxton a certificate(s) representing the Acquired Company Shares (the "Common Certificate(s)") representing all of such holder's Acquired Company Shares and a certificate(s) representing the Series A Preferred Shares (the "Preferred Certificate(s)"), together with an appropriate letter(s) of transmittal duly executed.

                  (c) All exchanges of Thaxton Shares in respect of Acquired Company Shares and the Series A Preferred Shares that are made in accordance with the terms of this Article II and Article XII hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such Acquired Company Shares and the Series A Preferred Shares except for such other rights as are specified in this Agreement.

                                   ARTICLE III
                                     CLOSING

          The closing (the "Closing") of the Transactions shall occur on October 31, 1996 (the "Closing Date") at the place specified by Thaxton; provided, however, nothing contained herein shall obligate any party to close hereunder if any of the conditions to such party's obligation to close (as set forth in Article VIII or Article X hereof, as appropriate) is not satisfied.

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                                   ARTICLE IV
                      DOCUMENTS TO BE DELIVERED AT CLOSING

          4.01 Deliveries by Shareholders. At the Closing, the Shareholders and the Acquired Company shall deliver, or cause to be delivered, to Thaxton all of the following documents and instruments:

                  (a) Original Common Certificate(s) representing all the common stock of the Acquired Company.

                  (b) Original Preferred Certificate(s) representing all the Series A Preferred Stock of the Acquired Company.

                  (c) Original notarized Power of Attorney appointing James D. Thaxton as the attorney-in-fact of each Shareholder duly executed by each Shareholder, in the form attached hereto as Exhibit B, evidencing the irrevocable authority of James D. Thaxton to act for and on behalf of each Shareholder for all purposes of this Agreement and the Transactions.

                  (d) A noncompetition agreement between the Shareholders and Thaxton in the form of the agreement attached hereto as Exhibit C (the "Noncompetition Agreement"), duly executed by the Shareholders.

          4.02 Deliveries by Thaxton. At the Closing, Thaxton shall deliver, or cause to be delivered, to the Shareholders all of the following documents and instruments:

                  (a) Three original share certificates each representing One Hundred Thousand (100,000) shares of Thaxton Shares. One of each such certificates shall be in the name of each Shareholder (the "Thaxton Certificates").

                  (b) A certificate of existence issued by the Secretary of State of South Carolina, issued as of the date within three (3) business days of the Closing Date, evidencing that Thaxton is a corporation in good standing under the laws of the State of South Carolina.

                  (c) A certificate executed by the Secretary of Thaxton in the form of Exhibit D hereto (i) attaching a copy of the corporate resolutions adopted by the Board of Directors of Thaxton authorizing the execution, delivery and performance of this Agreement and consummation of the Transactions by Thaxton, (ii) confirming the incumbency of all officers executing this Agreement or other documents and instruments executed by Thaxton at Closing, and (iii) attaching copies of the Articles of Incorporation and Bylaws of Thaxton and certifying as to the accuracy and completeness of such corporate documents.

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                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDERS

          Each Shareholder represents and warrants to Thaxton as follows, it being understood and agreed, however, that (a) each Shareholder severally (and not jointly) makes the representations and warranties hereinafter set forth in Sections 5.03, 5.04, 5.06 and 5.23 hereof, and (b) each Shareholder, jointly and severally, with all other Shareholders, makes those other representations and warranties set forth in this Article V:

          5.01 Organization; Good Standing. Except as disclosed in Schedule 5.01 hereto, the Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and has full power and authority to own its properties and to carry on its business as now conducted, the Acquired Company is in good standing and duly qualified to conduct business as a foreign corporation in the State of North Carolina and the Acquired Company is in good standing and duly qualified to do business as a foreign corporation in each of the other jurisdictions in which the character of the business conducted by it or the location of the properties owned by it makes such qualification necessary and in which the failure to be so qualified, individually or in the aggregate, could reasonably be expected to (a) have a material adverse effect on the Acquired Company's consolidated financial condition, results of operation, assets, liabilities, or net worth, or (b) require the payment by the Acquired Company of a material amount of additional taxes or associated penalties.

          5.02 Corporate Documents; No Conflicts. True and correct copies of the Acquired Company's by-laws and the Acquired Company's articles of incorporation, all as currently in effect, have been made available to Thaxton. Copies of the minute books and share records of the Acquired Company have been made available to Thaxton and such copies were complete and accurately reflect in all material respects all proceedings of the shareholders and directors of the Acquired Company and ownership of all outstanding shares, options, warrants and other rights to acquire shares of the Acquired Company. Neither the execution of this Agreement by the Shareholders and the Acquired Company nor the consummation of the Transactions by the Shareholders and the Acquired Company will constitute or cause a breach or violation of (i) the Acquired Company's articles of incorporation or by-laws, (ii) subject to obtaining those consents and/or approvals or the giving of any notice referred to in Schedule 5.19 herein, any law, rule, or order having the force of law applicable to the Acquired Company,
(iii) subject to obtaining those consents and/or approvals or the giving of any notice referred to in Schedule 5.19 herein, any agreement, contract, or understanding to which the Acquired Company is a party or by which the Acquired Company's properties may be bound, or (iv) subject to obtaining those consents and/or approvals or the giving of any notice of making of any policy referred to in Schedule 5.19 herein, any other material duties or obligations

                                        4
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binding upon the Acquired Company or affecting any of its properties, or cause a lien or other encumbrance to attach to any of its properties.

          5.03  Power; Authority.

                  (a) Each Shareholder has full power, authority and the legal capacity to enter into this Agreement and the other agreements, documents and instruments contemplated hereby to which such Shareholder is a party and to consummate the Transactions, and this Agreement and such other agreements, documents and instruments have been (or will be) duly executed and delivered by such Shareholder and are (or will be) the valid and legally binding obligations of such Shareholder enforceable in accordance with their terms. Neither the execution of this Agreement or such other documents by such Shareholder nor the consummation of the Transactions will constitute or cause a breach or violation of any agreements, covenants, or obligations binding upon such Shareholder and affecting the Acquired Company Shares or the Series A Preferred Shares owned by such Shareholder. No consent of any other party is required for the Transactions and the documents executed by such Shareholder in connection herewith to be valid and legal binding obligations of such Shareholder.

                  (b) The Acquired Company has full power, authority and legal capacity to enter into this Agreement and the other agreements, documents and instruments contemplated hereby to which the Acquired Company is a party and to consummate the Transactions. This Agreement and such other agreements, documents and instruments have been (or will be) duly executed and delivered by the Acquired Company and are (or will be) valid and legally binding obligations of the Acquired Company enforceable in accordance with the their terms.

          5.04  Capitalization; Title.

                  (a) The Acquired Company's authorized capitalization consists of Four Hundred (400) common shares having no par value per share, of which Three Hundred (300) shares are issued and outstanding.

                  (b) Each Shareholder is the true and lawful beneficial and record owner of One Hundred (100) of the Acquired Company Shares and such shares are owned by such shareholder free and clear of all liens, security interests, charges, options, agreements, and encumbrances.

                  (c) Each Shareholder is the true and lawful beneficial and record owner of that number of Series A Preferred Shares indicated on Exhibit A attached hereto.

                  (d) All of the Acquired Company Shares are validly issued, fully paid, and nonassessable and there are, and shall be as of or on the Closing Date, no options, calls, warrants, or any other securities, rights or common share equivalents outstanding, which are convertible into, exercisable for or relate to, any capital shares of the Acquired Company. All Acquired Company Shares were issued in compliance with all applicable federal and state securities laws, rules, and regulations.

          5.05 Financial Statements. True and correct copies of (i) the audited consolidated balance sheets for the fiscal years of Acquired Company ended December 31, 1993 and 1994; all of which include the notes and supplementary information thereto and the reports prepared in connection therewith by Thompson and Davis, the independent certified public accountant reporting thereon, (ii) the audited consolidated balance sheet, the related audited consolidated statement of income and retained earnings and audited consolidated statement of cash flows for, the fiscal year of the Acquired Company ended December 31, 1995; all of which include the notes and supplementary information thereto and the reports prepared in connection therewith by KPMG Peat Marwick LLP ("Peat Marwick"), the independent certified public accountants reporting thereon (the December 31, 1995, 1994, and 1993 financial statements listed in (i) and (ii) above are referred to herein as the "Annual Financial Statements"), and (iii) the unaudited balance sheet and related statement of income and retained earnings and cash flows, calculated on an accrual basis as of and for the last day of each month since December 31, 1995 (the "Stub Financial Statements") (collectively, the Annual Financial Statements, and the Stub Financial Statements are referred to as the "Financial Statements") have been made available to Thaxton. The Financial Statements present accurately and fairly the Acquired Company's financial position, and, for fiscal 1995 and periods thereafter, results of operations, and cash flows of the Acquired Company as of the respective dates and for the respective periods stated therein. The Financial Statements have been prepared pursuant to and in accordance with generally accepted accounting principles ("GAAP"), in effect at their respective dates of preparation, applied on a consistent basis. The Acquired Company does not have any material liabilities, individually or in the aggregate, which have not been disclosed in the Schedules attached to this Agreement.

          5.06 Accounting Matters. Except as provided in this Agreement, no Shareholder is a party to any agreement regarding the sale, assignment or transfer of any Acquired Company Shares. No Shareholder has traded in Thaxton Shares during the thirty (30) days period prior to the date hereof and, as of the Closing, no Shareholder shall have traded in Thaxton Shares during the thirty (30) day period prior to Closing. The Acquired Company has not engaged in any transactions with respect to treasury shares during the two (2) years prior to the date hereof.

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          5.07  Taxes.

                  (a) All federal, state, local and foreign tax and information returns, declarations, reports, estimates, information statements, and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained by the Acquired Company, in connection with the calculation, determination, assessment or collection of Taxes as defined herein ("Returns") have been and will be filed by the Acquired Company within the time and in the manner prescribed by law and such Returns reflect, in all material respects, the income tax liability, and other tax liability and all other information required to be reported thereon.

                  (b) The Acquired Company, its employees, the Shareholders, its outside accountants, and any tax advisors utilized by the Acquired Company or Shareholders will fully cooperate with Thaxton, in the complete, accurate, and timely preparation of any additional Returns which are due after the Closing Date and which include taxable periods through and including the Closing Date.

                  (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, levies or other assessments of whatever kind or nature, including without limitation, all net income, gross income, gross receipts, sales, use, service, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, social security, workers' compensation, unemployment compensation, excise, estimated, severance, stamp, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon the Acquired Company.

                  (d) No deficiency for any Taxes has been proposed, asserted or assessed against the Acquired Company which has not been resolved and paid in full. No Returns have been audited or, to the Shareholders' knowledge, are the subject of any federal, state, local or foreign audits or other administrative proceedings or court proceedings. The Acquired Company has not (i) made requests for rulings, requests for changes in accounting methods, subpoenas, or request for information pending with respect to any taxing authority or (ii) granted any power of attorney that is currently in force with respect to any matter relating to Taxes. There are not in effect any waivers or comparable consents by the Acquired Company regarding the application of statutes of limitations or deadlines for assessments of any Taxes.

                  (e)  There are no liens, security interests,
          encumbrances, or other claims on any of the assets or properties of the Acquired Company that arose in connection with any failure (or alleged failure) to pay Taxes.

                  (f) The Acquired Company has withheld and paid to the proper governmental authorities, within the time and manner prescribed by law, all Taxes required to have been withheld under all applicable laws and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

                  (g) No Shareholder expects any authority to assess any additional Taxes against the Acquired Company for any period for which Returns have been filed.

                  (h) The Acquired Company is not a party to any tax allocation or tax sharing agreement, and the Acquired Company does not owe any amount under any tax-sharing or allocation agreement. The Acquired Company (i) has not been a member of an affiliated group within the meaning of Section 1504 of the Code filing a consolidated federal income tax return, and (ii) does not have any liability for Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract or otherwise.

                  (i) The Acquired Company has not taken any action that would have the effect of deferring any liability for Taxes for the Acquired Company from any taxable period ending on or before the Closing Date to any taxable period ending thereafter.

                  (k) None of the income recognized for federal, state, local, foreign, or other income tax purposes by the Acquired Company during the period ending on the Closing Date will (i) be derived other than in the ordinary course of business, or (ii) arise from transactions of a type not reflected in the relevant Returns for the last taxable period.

                  (l) No stock or share transfer tax, real estate transfer tax, sales tax or use tax shall become due to any taxing authorities in the State of South Carolina as a result of the Transactions.


          5.08 Material Adverse Changes. Since December 31, 1995, there have not been any material adverse changes in the consolidated financial condition, the results of operation, assets, liabilities or net worth of the Acquired Company. Further, there has been no material adverse change in the Acquired Company's assets or liabilities, in the relationships and agreements between the Acquired Company, the Shareholders and any insurance carriers or under any contract, or on or in the Acquired Company's business, financial prospects or condition, financial or otherwise, since December 31, 1995. Since December 31, 1995, the business affairs
                                        8
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of the Acquired Company have been conducted in the usual and ordinary course.

          5.09 Material Events. Except as set forth in Schedule 5.09, since December 31, 1995, there have not been:

                  (a) Any destruction, damage to, or loss of or casualty with respect to any of the assets or properties of the Acquired Company, whether or not covered by insurance, which could reasonably be expected to have a material adverse effect on the Acquired Company;

                  (b) any material change in the accounting policies, methods or practices by the Acquired Company;

                  (c) any actions by the Acquired Company pursuant to which the Acquired Company has issued, sold or otherwise disposed of or agreed to issue, sell or otherwise dispose of any capital shares or any other security of the Acquired Company, or issued, sold, or granted or agreed to issue, sell, or grant any option, warrant or other right to subscribe for or to purchase any capital shares or other security of the Acquired Company;

                  (d) any declaration or payment of any dividends on or any distribution (whether in cash or property) in respect of the Acquired Company's capital shares, or any purchase, redemption, or other acquisition by the Acquired Company of any of the Acquired Company's capital shares or agreement or authorization to do any of the foregoing;

                  (e) any sales or transfers of any assets or properties of the Acquired Company, except in the ordinary course of business;

                  (f) any execution of any new, or any amendments to or terminations of any existing material contracts, agreements, or leases or any permits or licenses to which the Acquired Company is a party or of which the Acquired Company is the beneficiary;

                  (g) any loans by the Acquired Company to any person or entity or any guaranty by the Acquired Company of any loan to any person or entity;

                  (h) any issuance of evidence of indebtedness by the Acquired Company, except in the ordinary course of business;

                  (i) any grant or creation of security interests, liens, mortgages, pledges, or other encumbrances (other than the liens, if any, for taxes and assessments not yet delinquent or being contested in good faith by appropriate proceedings) on any assets or properties of the Acquired Company;

                  (j) except in the ordinary course of business and consistent with past practice, any changes in benefits provided to, or increase in compensation payable to, the directors, officers, employees, or agents of the Acquired Company (e.g. salary, bonuses, etc.);

                  (k) any written waivers or written releases of or settlements of any material claims of or against the Acquired Company;

                  (l) Any incurrence of any liabilities in excess of $10,000 in the aggregate by the Acquired Company, other than liabilities incurred in the ordinary course of the Acquired Company's business consistent with past practice (none of which results from, arises out of, or was caused by any breach of a material contract, breach of warranty, tort, infringement, or violation of law); or

                  (m) Any agreements (written or oral) by the Acquired Company to do any of the things described in the preceding clauses (a) through
          (l).

          5.10  Condition and Title to Assets.

                  (a) The Financial Statements reflect all of the assets and properties owned or used by the Acquired Company in their respective businesses, except for (i) property acquired or disposed of in the ordinary course of business since the dates thereof, (ii) assets and properties leased by the Acquired Company under and pursuant to operating leases or similar arrangements, and (iii) items which have been purchased and expensed or are not required to be reflected on the Financial Statements pursuant to GAAP. The Acquired Company does not own, and has never owned, any fee interest in any real property. The Acquired Company has good and equitable title to all leasehold estates (required to be capitalized under Statement of Financial Accounting Standards No. 13) and good and marketable title to all personal property in each case that is used in the conduct of the Acquired Company's business or reflected on the Financial Statements, free and clear from all mortgages, liens, encumbrances, pledges and security interests, except for those mortgages, liens, encumbrances, pledges, and security interests which have been made available for inspection by Thaxton.

                  (b) (i) To the knowledge of the Shareholders, all buildings, structures, fixtures, and improvements upon, and all utilities serving, the real property used by the Acquired Company are in good condition and repair in all material respects, ordinary wear and tear excepted, and (ii) all equipment and other personal property owned or used by the Acquired Company or any affiliate are in good operating condition in all material respects, ordinary wear and tear excepted. To the knowledge of the Shareholders, the real property, buildings, structures, and fixtures used by the Acquired Company are in compliance, in all material respects, with all applicable zoning, land use, health and safety or other applicable restrictions, and with all restrictions, covenants, and conditions to which they are subject. To the knowledge of the Shareholders, there are no zoning or land use restrictions presently in effect or proposed by any governmental authority, which would materially impair the Acquired Company's current and intended use of the real property occupied or used by the Acquired Company on the date hereof.

                  (c) All of the inventory of the Acquired Company has been reflected in the Financial Statements pursuant to and in accordance with GAAP consistently applied.

                  (d) The notes receivable and accounts receivable of the Acquired Company reflected on the Financial Statements were, when they arose, and all notes receivable and accounts receivable thereafter acquired by the Acquired Company prior to the Closing Date shall be, the result of bona fide, routine transactions of the Acquired company involving the sale of insurance in the ordinary and usual course of the Business, bona fide notes receivable and accounts receivable of the Acquired Company fully collectable except to the extent reserved against in the financial books and records of the Acquired Company in accordance with GAAP, consistently applied.

          5.11 Compliance with Law; Litigation. The Acquired Company, with regard to its business and its assets and business practices, has complied and is in compliance, in all material respects, with all applicable laws, regulations (including all South Carolina insurance statutes and regulations), and other requirements of governmental authorities and (i) no investigation, governmental or administrative proceeding or other litigation of any kind or nature to which the Acquired Company is or may be a party is now pending or, to the knowledge of the Shareholders, threatened, and (ii) no claim which has not proceeded to litigation or other proceeding has been made or, to the knowledge of the Shareholders, threatened against the Acquired Company. Specifically, but without limitation, there are no pending or threatened (i) investigations, charges, actions or proceedings by the South Carolina Department of Insurance involving the Acquired Company, or any of their business transactions, activities, practices or licenses, or (ii) claims, suits, complaints or proceedings by any insurance customer of the Acquired Company involving any alleged negligent or wrongful act or omission by or otherwise involving the Acquired Company or any Shareholder, or any agent or employee of or person associated with the Acquired Company. There are no judgments, orders, stipulations, injunctions, decrees, stipulations or awards against the Acquired Company or any of the above persons which affect the Acquired Company or the effect of which is or will be to limit, restrict, regulate, enjoin or prohibit any business practice or activity of the Acquired Company.

          5.12 Employee Plan. The Acquired Company has no employee or similar plan other than a 401(k) plan (the "Employee Plan").

          5.13  Licenses, Etc.

          (a) The Acquired Company has in effect those franchises, licenses, permits, authorizations, and agreements (collectively, "Licenses") which are necessary for the continued ownership and operation of its business and its assets in the manner in which they have heretofore been owned and operated. There are no outstanding or pending (or to the knowledge of the Shareholders threatened) administrative or judicial proceedings involving the Acquired Company or its assets related to or arising out of its failure to obtain or comply with the terms and conditions of any license.

          (b) The Acquired Company is duly licensed by the Commissioner of Insurance of South Carolina, and the appropriate licensing authorities of any other states where the nature of the Acquired Company's business activities requires the issuance of a license to act as an insurance agent and broker; and, the Acquired Company and each of its officers, employees and agents whose activities result in the requirement that they be licensed, hold all such licenses as are required by applicable law for it or them to make applications for, procure, negotiate for or place for others, any policies for each of the types of insurance dealt with by the Acquired Company. Each of those licenses currently is in full force and effect and has not been revoked, and, to the extent required to be licensed, the Acquired Company and each such individual is in good standing as a licensed agent and/or broker under the insurance laws and regulations of South Carolina.

          5.14 Investments. Except as identified on Schedule 5.14 (which reflects the Acquired Company's ownership percentages) and 138,890 Thaxton Shares, the Acquired Company has no subsidiaries and does not, directly or indirectly, possess any interest or have an investment in any corporation, partnership, joint venture, trust or other business or have any investment in cash or securities or other investment assets.

          5.15 Intellectual Property Rights. All intellectual property rights (including, without limitation, patents, trademarks, service marks, trade names, designs, copyrights, proprietary know-how, trade secrets, and proprietary rights and processes) used by the Acquired Company (collectively, the "Intellectual Property Rights") are either owned by the Acquired Company or are used by the Acquired Company pursuant to valid licenses or other rights granted to the Acquired Company. No intellectual property rights, other than the Intellectual Property Rights, are required for the Acquired Company to conduct the Business as presently conducted.

          5.16 Material Contracts and Obligations. All agreements, contracts, indebtedness, liabilities, and other obligations to which the Acquired Company is a party or by which it is bound and which are material to the conduct and operations of the Acquired

Company's business shall be referenced herein collectively, as the "Material Agreements" including, without limitation, the following:

                  (a) All contracts with any insurance company, carrier, broker, underwriter, producer, insurance agency or agent or other such firms or persons,

                  (b) All bank loan and line of credit agreements or other agreements including, without limitation, compensating balance agreements, with financial institutions, including any amendments, renewal letters, notices and waivers in connection therewith,

                  (c) All other agreements evidencing outstanding loans to or by the Acquired Company,

                  (d) All guarantees by or for the benefit of the Acquired Company,

                  (e)       All leases for or of real property and equipment,

                  (f) All contracts with suppliers or customers containing exclusivity clauses, containing sole source or requirements provisions, extending for a term of longer than twelve (12) months, or containing extended warranty agreements,

                  (g) All sales representative agreements and agency agreements,

                  (h) All insurance policies in force covering property of the Acquired Company, director indemnification insurance policies, and liability insurance policies,

                  (i) All partnership, joint venture and investment agreements,

                  (j) All agreements or obligations with governments or governmental agencies, including military procurement contracts, research and development contracts and agreements relating to financial assistance or grants in respect of the Business,

                  (k) All agreements with competitors and agreements containing noncompetition clauses,

                  (l) All agreements pursuant to which the Acquired Company provides consulting or other services to any person or entity, and

                  (m) All agreements terminable in case of a change in control of the Acquired Company or requiring third party consent to a change of control of the Acquired Company and any other agreements not in the ordinary course of business or particular to the Acquired Company's business.

True and correct copies of the Material Agreements, as amended through the date hereof, have been made available for inspection by Thaxton. Each Material Agreement has been filed with and approved by the South Carolina Commissioner of Insurance to the extent necessary under South Carolina law. All of the Material Agreements are: (i) valid, legal and binding upon the Acquired Company, (ii) to the knowledge of the Shareholders, legal and binding upon the other parties thereto, and (iii) in full force and effect. No event has occurred and no state of facts exists which is likely to result in the termination or limitation of rights of the Acquired Company under any of the Material Agreements (including any rights in or to or the unrestricted use and control of any customer lists, all records concerning insurance accounts or policies obtained or compiled by the Acquired Company during the course of its insurance business, all expirations and records thereof (the "Expirations"), and all rights to and under insurance policies sold by the Acquired Company and in effect on the Closing Date and all renewals thereof). The Acquired Company has performed all obligations required to be performed by it to date, is not in default (and would not by the lapse of time and/or the giving of notice be in default) under the Material Agreements or any other instrument to which it is a party, or by which it may be bound. No other party has alleged any claim, dispute or controversy, and the Acquired Company has not received written notice of nonrenewal, termination, alleged nonperformance, deficient performance, defective products, warranty claims, delay in delivery or other noncompliance by the Acquired Company with respect to its obligations under any Material Agreement. The Acquired Company is not a party to, or bound by, any agreement, contract or instrument which: (i) the Acquired Company can reasonably foresee will result in any material loss upon the performance thereof (including, without limitation, any liability for penalties or damages, whether liquidated, direct, indirect, incidental, or consequential, or downtime charges) which is not reflected or adequately reserved against on the Financial Statements, or (ii) requires the consent of, or may be terminated by, any third party in connection with or as a result of the execution of this Agreement or the consummation of the Transactions. To the Shareholders' and the Acquired Company's knowledge, no other party with whom the Acquired Company has a contract or agreement, which is of material importance to the condition (financial or otherwise), business, net worth, assets, properties or operations of the Acquired Company, is in default thereunder or has breached any terms thereof. Any party to a Material Agreement that shall have the right to terminate such agreement as a result of the Transactions shall have waived such right.

          5.17 Compliance With Other Instruments. The Acquired Company is not in violation, breach or default of any term of its articles of incorporation or bylaws, or in any material respect of any term or provision of any Material Agreement to which the Acquired Company is a party or of any provision of any foreign or domestic judgment, decree, order, statute, rule, License, permit or regulation applicable to or binding upon the Acquired Company. The execution, delivery and performance of and compliance with this

Agreement by the Shareholders and the Acquired Company will not result in any such violation or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Acquired Company pursuant to any such term. No employee of the Acquired Company is in violation, nor is there any allegation of such violation, of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement, including, without limitation, any contract or agreement relating to the right of any such employee to be employed by the Acquired Company because of the nature of the business conducted or proposed to be conducted by the Acquired Company or for any other reason, and the continued employment by the Acquired Company of its present employees will not result in any such violation.

          5.18 Insurance. All policies of fire, liability and other types of insurance held by the Acquired Company have been made available for inspection by Thaxton, the premiums for the most recent period with respect to each such policy and the dates through which the premiums have been paid. No insurance carrier has threatened to terminate any of the insurance policies held by the Acquired Company or to increase any premiums in respect thereof.

          5.19 No Consents Required. Except as set forth on Schedule 5.19 hereto, none of the Shareholders or the Acquired Company is required to give any notice to any third party or to obtain the consent, approval, license or permit of any person or entity in connection with the execution, delivery and performance of this Agreement by the Acquired Company and the Shareholders and the consummation of the Transactions by the Shareholders and the Acquired Company.

          5.20 Customer Lists, Expirations and Renewals; Validity of Policies. The Acquired Company is the true and lawful owner outright and absolutely of (i) all customer lists, business records and other data obtained or compiled during the course or conduct of its insurance agency and brokerage business, (ii) the Expirations with respect to all insurance policies sold or placed by it, and
(iii) all records and renewals thereof, and the Acquired Company has the unrestricted and unencumbered use and control of all the above pursuant to all contracts and agreements between it and any insurance companies, underwriters, brokers, producers, insurance agencies, agents or any other person or entity. Neither this Agreement nor the consummation of the Transactions will affect, or result in any reversion, incumbrance or loss of, any of the Expirations, the Acquired company's books and records or any such rights of the Acquired Company pursuant to any of such contracts or agreements or otherwise.

          5.21  Investment Representations and Warranties.

                  (a) Each Shareholder has received prior to the date hereof copies of the following items:

                            (i) The prospectus filed with the Securities and
                  Exchange Commission ("SEC") which pertains to the registration of 1,400,000 shares of Thaxton's common shares (the "Registration Statement");

                            (ii) Thaxton's 10-KSB report for the fiscal year
                  ended December 31, 1995 as filed with the SEC (the "10- KSB").

                      (iii) Thaxton's 10-QSB reports for the fiscal quarters
                  ended March 31, 1996 and June 30, 1996 as filed with the SEC (the "10-QSBs");

                            (iv) A statement by Thaxton describing any material
                  changes in Thaxton's affairs that are not disclosed in the Registration Statement, the 10-KSB and the 10-QSBs;

                            (v) Information regarding the limitations on resale of the Thaxton Shares to be issued to the Share-holders; and

                  (b) The Thaxton Shares are being exchanged solely for each Shareholder's own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others and no other person has a direct or indirect beneficial interest in such Thaxton Shares.

          5.22 Disclosure. No representation or warranty by the Shareholders set forth in this Article V or in any of the agreements comprising the Exhibits hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Article V or in any such Exhibit not materially misleading.


                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF THAXTON

          Thaxton represents and warrants to the Shareholders as follows:

          6.01 Organization; Good Standing. Thaxton is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. Thaxton has full power and authority to own its properties and carry on its business as now conducted and Thaxton is in good standing and duly qualified to conduct business as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned by it makes such qualification necessary and in which the failure to be so qualified, individually or in the aggregate, could reasonably be expected to (a) have a material adverse effect on Thaxton's consolidated financial condition, results of operation, assets, liabilities, or net worth, or

(b) require the payment by Thaxton of a material amount of additional taxes or associated penalties.

          6.02 Power; Authority. Thaxton possesses full power, authority, and legal right to enter into and to perform under this Agreement and the other documents contemplated hereby to which Thaxton is a party and to consummate the Transactions, and this Agreement and such other agreements, documents and instruments have been (or will be) duly executed and delivered by Thaxton and are (or will be) the valid and legally binding obligations of Thaxton enforceable in accordance with their terms. Neither the execution of this Agreement or such other documents by Thaxton nor the consummation of the Transactions will constitute or cause a breach or violation of any agreements, covenants, or obligations binding upon Thaxton. No consent of any other party which has not been obtained is required for the Transactions and the documents executed by Thaxton in connection herewith to be valid and legal binding obligations of Thaxton.

          6.03 Conflicting Agreements. The execution and delivery of this Agreement by Thaxton, the consummation of the Transactions, and the performance by Thaxton of its obligations hereunder will not be in conflict with, or result in, or constitute a breach or default of the terms, conditions or provisions of Thaxton's articles of incorporation or by-laws or any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which Thaxton is a party or by which Thaxton is bound, or any regulatory provision affecting Thaxton, subject to obtaining those consents and/or approvals referred to in
Section 9.01 hereof. Thaxton has, on the date hereof, full power and authority to enter into this Agreement and to do and perform all other acts and things required to be done by it under this Agreement.

          6.04 Thaxton Shares. The Thaxton Shares for which the Acquired Company Shares and the Series A Preferred Shares shall be exchanged, shall be duly authorized by all necessary corporate action of Thaxton, validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and other claims by third parties.

          6.05 Material Adverse Changes. Since December 31, 1995, there has not been any material adverse change in the consolidated financial condition, results of operation, assets, liabilities or net worth of Thaxton.

          6.06 Disclosure. No representation or warranty by Thaxton set forth in this Article VI or in any of the agreements comprising the Exhibits hereto or the materials provided to the Shareholders by Thaxton pursuant to Section 5.23 hereof (other than the statements made in such materials with respect to transferability of Thaxton Shares) contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Article VI or in any such Exhibit or the materials provided to the Shareholders by Thaxton pursuant to Section 5.23 hereof (other than the statements made in the transmittal letter accompanying such materials with respect to transferability of Thaxton Shares) not materially misleading.

          6.07 Investment Intent. Thaxton is acquiring the Acquired Company Shares and Series A Preferred Shares to be transferred to it under this Agreement for investment only and not with a view to the sale or distribution thereof, and Thaxton has no commitment or present intention to liquidate the Acquired Company or to sell or otherwise dispose of the Acquired Company Shares or Series A Preferred Shares.


                                   ARTICLE VII
             COVENANTS OF THE ACQUIRED COMPANY AND THE SHAREHOLDERS

          From the date hereof until the Closing (the "Executory Period") (except that the covenants set forth in Sections 7.07, 7.08 and 7.09 shall survive and continue after the expiration of the Executory Period), the Acquired Company and the Shareholders, jointly and severally, agree as follows:

          7.01 Conduct of Business. The Acquired Company shall and the Shareholders shall cause the Acquired Company to, (a) carry on its business in the usual and ordinary course, (b) use reasonable efforts to preserve its business organization intact and conserve the good will and relationships of its customers, and others having business relations with it, (c) conduct its business in a manner which will cause the representations and warranties contained in Article V to be true and correct on the Closing Date in each case, as if made on and as of such date, (d) not grant any increases in wages, bonuses, benefits or other compensation to any director, officer, employee or agent, other than increases in the normal course of business consistent with past practices, (e) not enter into any agreement which would be a "Material Contract" without Thaxton's consent, (f) not waive any right or benefit or (g) not incur any liability or obligation outside the ordinary course of business or which involves the receipt or expenditure of more than $10,000 without Thaxton's consent.

          7.02 No Dividends on Shares; No Share Transfers. Other than with respect to the Series B Preferred Stock of the Acquired Company, the Acquired Company shall not, and the Shareholders shall cause the Acquired Company not to, declare, set aside, or pay any dividend or other distribution of any nature on or in respect of any of the capital shares of the Acquired Company, and the Acquired Company shall not, and the Shareholders shall cause the Acquired Company not to, directly or indirectly issue, redeem, retire, purchase or otherwise acquire any of its capital shares, or agree to do any of the foregoing or grant any rights which could result in any of the foregoing. No Shareholder shall sell, assign, or transfer, or agree to or allow to be created any rights or obligations for the sale, assignment or transfer of, any of the Acquired Company Shares of such Shareholder, or any rights or interests therein.

          7.03 Governmental Filings. The Acquired Company shall, and the Shareholders shall and shall cause the Acquired Company to, take all steps reasonably necessary in connection with, and diligently pursue any filings or submissions determined by counsel to Thaxton to be appropriate or required to be made by or for the Shareholders or the Acquired Company in order for the Transactions to be consummated.

          7.04 Assistance. The Acquired Company shall, and the Shareholders shall cause the Acquired Company to, provide, at the cost and expense of the Acquired Company, such reasonable assistance and cooperation as may be necessary in connection with the filings of Thaxton pursuant to Section 9.01 hereof.

          7.05 Access. The Acquired Company shall, and the Shareholders shall cause the Acquired Company to, give to Thaxton and its authorized agents and representatives (including, but not limited to, accountants, lawyers, environmental consultants, lenders and appraisers) full and complete access to the properties, premises, assets, employees, representatives, advisors and agents of the Acquired Company any and all of the Acquired Company's books, records and documents. The Acquired Company shall, and the Shareholders shall cause the Acquired Company to, furnish to Thaxton such information and copies of such documents and records as Thaxton shall reasonably request in connection with its examination under and pursuant to this Section 7.05.

          7.06 Material Agreements. The Acquired Company shall not, and the Shareholders shall cause the Acquired Company not to, amend, terminate or give any notice with respect to amending, termination or non-renewal of any Material Agreement without the prior written consent of Thaxton. The Acquired Company shall not, and the Shareholders shall cause the Acquired Company not to, enter into or renew the term of any agreement which constitutes or would constitute a Material Agreement, without the prior written consent of Thaxton.

          7.07 Employee Benefit Plans. Prior to the Closing, the Acquired Company shall not adopt or become obligated under any new employee benefit plan and shall not materially change the terms of the Employee Plan.

          7.08 Tax Matters. The Acquired Company shall close its books for tax purposes as of the Closing Date and Thaxton shall cause such closing of the Acquired Company's books to occur. The Shareholders shall be solely liable for Taxes for the period through the Closing Date and arising from the Closing of the Transactions.

                                  ARTICLE VIII
                       SHAREHOLDERS' CONDITIONS PRECEDENT

          All of the following shall be conditions precedent to Shareholders' obligations to close the Transactions:

          8.01 Thaxton's Representations, Warranties and Covenants. The representations and warranties made by Thaxton herein shall be accurate and correct on and as of the date of Closing as if made on and as of that date and Thaxton shall have performed and complied, in all material respects, with all of the terms, provisions and conditions of this Agreement to be performed and complied with by Thaxton at or before the Closing.

          8.02 No Actions. There shall not be, on the date of Closing, any action or proceeding, judicial or administrative, federal, state or local, pending or threatened against any Shareholder or the Acquired Company which, if adversely determined, would materially impair the ability of any such party to carry out its obligations under this Agreement or in connection with the Transactions or which relates to the Transactions and, if successful, would expose such party to a material amount of damages.

          8.03 Consents and Approvals. All filings and submissions under Section
7.03 hereof shall have been made and the approval or consent of the regulatory authorities with respect to the filings described in Section 7.03 hereof shall have been obtained, and evidence thereof shall have been provided to the Shareholders.

          8.04 Inquiries; Investigations. The Shareholders shall have the right, in addition to any other right or election provided for herein, at any time after the date hereof, to terminate this Agreement and all obligations hereunder in the event any inquiry, investigation, suit or proceeding challenging the Transactions is threatened or commenced prior to the date of Closing by any governmental agency.

          8.05 Deliveries. Thaxton shall have made all of the deliveries required to be made by Thaxton, or for which Thaxton has responsibility, under
Article IV hereof.

          8.06 Material Adverse Change. Since December 31, 1995, there shall not have been any material adverse change in the financial condition, or the results of operation, assets, liabilities or net worth of Thaxton.

          8.07 Capitalization of Thaxton. Thaxton shall not have declared any stock dividends or any stock splits with respect to its common shares.

                                   ARTICLE IX
                              COVENANTS OF THAXTON

          During the Executory Period, Thaxton covenants and agrees as follows:

          9.01 Governmental Filings. Thaxton shall take all steps reasonably necessary in connection with, and shall diligently pursue, any filings or submissions required by Thaxton for the Transactions under (a) Federal and applicable state securities laws in order to obtain exemption for the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and similar state laws, and (b) such other filings and submissions that Thaxton's counsel deems necessary or prudent in connection with this Agreement or the consummation of the Transactions.

          9.02 Assistance. Thaxton covenants and agrees to provide such reasonable assistance and cooperation as may be necessary in connection with the filings of the Shareholders and/or the Acquired Company pursuant to Section 7.03 hereof.


                                    ARTICLE X
                         THAXTON'S CONDITIONS PRECEDENT

          All of the following shall be conditions precedent to Thaxton's obligations to close the Transactions:

          10.01 Shareholders' Representations, Warranties and Covenants. The representations and warranties made by the Shareholders herein shall be accurate and correct on and as of the date of Closing as if made on and as of that date, and the Shareholders and the Acquired Company shall have performed and complied, in all material respects, with all the terms, provisions and conditions of this Agreement to be performed and complied with by the Shareholders or the Acquired Company at or before the Closing.

          10.02 No Actions. There shall not be, on the date of Closing, any action or proceeding, judicial or administrative, federal, state or local, pending or threatened against Thaxton, any Shareholder, or the Acquired Company which, if adversely determined, would materially impair the ability of any such party to carry out such party's obligations under this Agreement or in connection with the Transactions or which relates to the Transactions and, if successful, would expose such party to a material amount of damages.

          10.03 Consents and Approvals. All filings and submissions under
Section 9.01 hereof shall have been made and the approval or consent of the regulatory authorities with respect to the filings described in Sections 7.03 and 9.01 hereof shall have been obtained or the relevant waiting periods with respect to such filings shall have expired, and evidence thereof shall have been provided to Thaxton.

          10.04 Inquiries; Investigations. Thaxton shall have the right, in addition to any other right or election provided for in this Agreement, at any time after the date hereof, to terminate this Agreement and all obligations hereunder in the event any inquiry, investigation, suit or proceeding challenging the Transactions is threatened or commenced prior to the date of the Closing by any governmental agency.

          10.05 Material Adverse Change. Since December 31, 1995, there shall not have been any material adverse change in the financial condition, results of operation, assets, liabilities or net worth of the Acquired Company.

          10.06 Approval of Acquired Company's Board of Directors and Shareholders. This Agreement shall have been approved in the manner required by the South Carolina Business Corporation Act, the Articles of Incorporation of the Acquired Company and the Bylaws of the Acquired Company by the Board of Directors of the Acquired Company and the shareholders of the Acquired Company.

          10.07 Deliveries. The Shareholders and the Acquired Company shall have made or cause to have been made all of the deliveries required to be made by the Shareholders of the Acquired Company, or for which the Shareholders or the Acquired Company have responsibility, under Article IV hereof.


                                   ARTICLE XI
                                   TERMINATION

          11.01 Methods of Termination. This Agreement may be terminated and the Transactions herein contemplated may be abandoned at any time prior to Closing:

                  (a) By mutual consent of Thaxton and the Shareholders or James D. Thaxton, as attorney-in fact for each of the Shareholders;

                  (b)  by Thaxton if all of the conditions specified in
          Article X hereof have not been satisfied on or before November 15, 1996;

                  (c) by the Shareholders or James D. Thaxton, as attorney-in fact for each of the Shareholders if all of the conditions specified in Article VIII hereof have not been satisfied on or before November 15, 1996;

                  (d) by Thaxton if the Shareholders or any Shareholder are in default in any material respect under this Agreement and such default is not cured within five (5) days after written notice thereby by Thaxton to the Shareholders or James D. Thaxton, as attorney-in fact for each of the Shareholders;

                  (e) by the Shareholders or James D. Thaxton, as attorney-in fact for each of the Shareholders if Thaxton is in default in any material respect under this Agreement and such default is not cured within five (5) days after written notice thereof by the Shareholders or James D. Thaxton, as attorney-in fact for each of the Shareholders to Thaxton;

                  (f)  by Thaxton pursuant to Section 10.05 hereof; or

                  (g) by the Shareholders or James D. Thaxton, as attorney-in fact for each of the Shareholders pursuant to
          Section 8.06 hereof.

Thaxton may exercise its right to terminate this Agreement by giving written notice thereof to the Shareholders or James D. Thaxton, as attorney-in fact for each of the Shareholders. The Shareholders or James D. Thaxton, as attorney-in fact for each of the Shareholders may exercise its right to terminate this Agreement by giving written notice thereof to Thaxton.

          11.02 Effect of Termination. If this Agreement is terminated pursuant to Section 11.01 hereof, this Agreement shall forthwith become void (other than Sections 7.08 and 9.03, which shall remain in full force and effect), and there shall be no further liability on the part of Thaxton (on the one hand) or the Shareholders and the Acquired Company (on the other hand) to the other, except for any liability of Thaxton or the Shareholders under Sections 7.08 and 9.03 or any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement or any fraudulent breach of a representation or warranty contained in this Agreement.


                                   ARTICLE XII
                            SURVIVAL; INDEMNIFICATION

          12.01  Survival.

          (a) Representations and Warranties. The representations and warranties of the Shareholders (or any Shareholder) and Thaxton contained in this Agreement or in any Schedule or Exhibit hereto shall survive the Closing until the date of the first audit of financial statements containing the combined operations of the Acquired Company and Thaxton for those items that would be expected to be encountered in the audit process and until the first anniversary of the Closing for all other items.

          (b) Covenants. The covenants (including, without limitation, Section
13.05 thereof) of the Shareholders (or any Shareholder), the Acquired Company and Thaxton made in this Agreement or in any Exhibit hereto shall survive the Closing until one (1) year following the expiration of such covenant in accordance with its terms.

          (c) Indemnity Claim. Notwithstanding the foregoing, any claim arising out of any representation, warranty or covenant that would otherwise terminate in accordance with subsections (a) or (b) above will continue to survive, if notice for indemnity (as detailed below) based in whole or in part thereon shall have been timely given under this Article XII on or prior to such termination date, until such claim for indemnification has been satisfied or otherwise finally resolved.

          12.02 Indemnification. The Shareholders each hereby agree, jointly and severally, to indemnity and hold harmless Thaxton and its officers, directors, employees and agents from, against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, arbitrations, judgments, deficiencies, damages, settlements, losses, obligations, liabilities, and legal and other expenses (including reasonable legal fees and expenses of counsel chosen by an indemnified person) as and when incurred (hereinafter referred individually and in the aggregate as "Damages") arising out of, resulting from or based upon:

                            (i) any breach by the Acquired Company or the
                  Shareholders of a representation or warranty contained herein, or any misrepresentation or warranty contained herein, or any misrepresentation or inaccuracy in, or any material omission from, any certificate, schedule, statement, document or instrument furnished to Thaxton by the Acquired Company or the Shareholders pursuant hereto;

                            (ii) the failure by the Acquired Company or the Shareholders to fully perform any of their obligations or agreements contained herein;

                            (iii) any and all obligations or liabilities of the
                  Acquired Company or the Shareholders of any nature whatsoever, whether accrued or contingent, and whether or not in existence at the date hereof, which are not expressly assumed by Thaxton;

                            (iv) the operation or conduct of the business of the
                  Acquired Company prior to the date hereof, or any action or inaction by the Acquired Company or the Shareholders or any officer, director, employee, agent or representative of the Acquired Company prior to the Effective Date; and


          12.03 Consent to Jurisdiction. Each Shareholder and Thaxton hereby consents to the nonexclusive jurisdiction of any local, state or federal court located in or having authority over Lancaster County in the State of South Carolina. Each Shareholder further hereby consents to venue in Lancaster County, South Carolina. Each Shareholder hereby consents and agrees that all service of process may be made on the James D. Thaxton (as the attorney-in-fact of such Shareholder) by personal delivery or by registered or certified mail addressed to the James D. Thaxton at the address therefor set forth in Section 13.07 hereof. Each Shareholder hereby consents and agrees that service of process made on James D. Thaxton in the foregoing manner shall be deemed to be made on such Shareholder for all purposes. Thaxton hereby consents and agrees that all service of process may be made on Thaxton by personal delivery or by registered or certified mail addressed to Thaxton set forth in
Section 13.07 hereof.


                                  ARTICLE XIII
                                     GENERAL

          13.01 Entire Agreement; Modifications. This Agreement (including the Exhibits and Schedules referred to herein) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements relating thereto, whether oral or written. No amendment, supplement, modification, waiver or termination of this Agreement shall be implied or be binding (including, without limitation, any alleged waiver based on a party's knowledge of any inaccuracy in any representation or warranty contained herein) unless in writing and signed by the party against which such amendment, supplement, modification, waiver or termination is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly therein provided.

          13.02 Binding Effect. All of the terms and provisions of this Agreement by or for the benefit of the parties shall be binding upon and inure to the benefit of their successors, permitted assigns, heirs and personal representatives. Except as expressly provided herein, nothing herein is intended to confer upon any person other than the parties, their successors, permitted assigns, heirs and personal representatives, any rights or remedies under or by reason of this Agreement.

          13.03 Public Announcements. Except as may be required by law (so long as advance written notice thereof is given by the party making the required release or announcement), any and all public announcements or releases related to the Transactions shall be approved by Thaxton and the Shareholders in advance of dissemination.

          13.04 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. The parties hereto may execute this Agreement on separate signature pages, and there is no requirement that all parties sign the same signature pages.

          13.05 Costs and Expenses. Each party hereto assumes the payment of its own costs and expenses (including any legal and/or accounting fees) in connection with the negotiation and execution of this Agreement and the consummation of the Transactions.

          13.06 Notices. All notices, requests, instructions, documents and other communications provided for herein or given hereunder shall be in writing and shall be deemed to have been given if sent to the parties at the following addresses in the manner set forth below:

                  (a)  If to Thaxton to:

                           The Thaxton Group, Inc.
                           1524 Pageland Highway
                           Lancaster, South Carolina 29721
                           Attention: James D. Thaxton

                           with a copy to:

                           Moore & Van Allen, PLLC
                           NationsBank Corporate Center
                           100 N. Tryon Street, Floor 47
                           Charlotte, North Carolina  28202-4003
                           Attention:  Barney Stewart III

                  (b)  If to Shareholders or any Shareholder:

                           To the Shareholders' attorney-in-fact
                           at the address set forth below

                           James D. Thaxton
                           407 Pigg Street
                           Pageland, SC 29728

                                           or

                           In the event any successor attorney-in-fact is appointed, at the address provided by such successor attorney-in-fact, in the manner provided herein, at the time of such appointment

All such notices, requests, instructions, documents and other communications shall be sent either by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service providing receipt of delivery and shall be deemed to have been given three (3) days after being deposited in the mails or one (1) day after being delivered to such a courier service. Any party from time to time may change its address, or other information for the purpose of notices to that party, by giving notice specifying such change to the other parties hereto in the manner provided hereby.

          13.07 Governing Law. This Agreement shall be construed and governed under the domestic, internal law (but not the conflicts of law principles) of the State of South Carolina.

          13.08 Severability. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effective without such void or illegal clause section or part shall, nevertheless, remain in full force and effect.

          13.09 Knowledge. As used in this Agreement, the phrase "to the knowledge" and any substantially similar words and phrases shall mean the actual knowledge of a person (or, in the case of a person that is a corporation or other entity, the actual knowledge of the officers of the corporation or persons holding similar positions in an unincorporated entity) and the knowledge such person could be expected to have after making due inquiry with respect to the matter involved.

          IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

                                    THAXTON:

                                    The Thaxton Group, Inc.
ATTEST:

- ---------------------             By    /s/ Robert L. Wilson
            Secretary               ---------------------------------
- ------------                      Printed Name:  Robert L. Wilson
                                    Title:  Executive Vice-President
   [Corporate Seal]



                                    ACQUIRED COMPANY:

                                    Thaxton Insurance Group, Inc.
ATTEST:

                                    By    /s/ James D. Thaxton
- ---------------------                 ------------------------------------
            Secretary               Printed Name:  James D. Thaxton
- ------------                      Title:  President

   [Corporate Seal]


                     [SHAREHOLDER SIGNATURE PAGES ATTACHED]

                                             /s/ James D. Thaxton         (SEAL)
                                             ---------------------------------
                                             James D. Thaxton
                                             Address:


                                             SS#:
                                             or Tax. I.D. #
                                             Phone no:



WITNESS:


- -----------------------
          [signature]


- -----------------------
          [print name]

                                             /s/ William H. Thaxton       (SEAL)
                                             ----------------------------------
                                             William H. Thaxton
                                             Address:


                                             SS#:
                                             or Tax. I.D. #
                                             Phone no:



WITNESS:


- -----------------------
          [signature]


- -----------------------
          [print name]

                                             /s/ Calvin L. Thaxton, Jr.   (SEAL)
                                             ----------------------------------
                                             Calvin L. Thaxton, Jr.
                                             Address:


                                             SS#:
                                             or Tax. I.D. #
                                             Phone no:



WITNESS:


- -----------------------
          [signature]


- -----------------------
          [print name]

                                    Schedules


          5.01    Good Standing
          5.09    Material Events
          5.14    Investments
          5.19    Required Consents

                                    Exhibits


          A                 Series A Preferred Shareholder Interests
          B                 Form of Power of Attorney
          C                 Form of Employee Noncompete Agreement
          D                 Thaxton Secretary's Certificate